EXHIBIT 99.5

FORM OF LETTER
VISKASE COMPANIES, INC.

12,307,692 Shares of Common Stock

Offered Pursuant to 12,307,692 Subscription Rights
Distributed to Stockholders
of Viskase Companies, Inc.

          , 2006

To Our Clients:

Enclosed for your consideration are a prospectus, dated          , 2006 (the “Prospectus”), and the “Instructions as to Use of Viskase Companies, Inc. Subscription Rights Certificates” relating to the offering (the “Rights Offering”) by Viskase Companies, Inc. (“Viskase”) of shares of Common Stock (as defined below) pursuant to transferable subscription rights (the “Subscription Rights”) distributed to all holders of record of shares of its common stock, par value $0.01 per share (the “Common Stock”), at 5:00 p.m. on December 30, 2006 (the “Record Date”). The Subscription Rights and Common Stock are described in the Prospectus.

In the Rights Offering, Viskase is offering an aggregate of 12,307,692 shares of Common Stock and distributing an aggregate of 12,307,692 Subscription Rights, as described in the Prospectus.

The Subscription Rights will expire, if not exercised, at 5:00 p.m., New York City time, on February 27, 2007, unless extended in the sole discretion of Viskase (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus, you will receive 1.23860025 Subscription Rights for each share of Common Stock owned of record as of the close of business on the Record Date.

Each Right will allow you to subscribe for one share of Common Stock at the price of $1.95 per share (the “Subscription Price”), to be paid in cash.

The Subscription Rights will be evidenced by transferable Subscription Rights certificates and will cease to have any value at the close of business on the Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Subscription Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Subscription Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Subscription Rights, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Subscription Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO VISKASE COMPANIES, INC. BY CALLING ITS CORPORATE SECRETARY AT (630) 874-0700.

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the “Common Stock”) of Viskase Companies, Inc. (“Viskase”).

This will instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Viskase Companies, Inc. Subscription Rights Certificates.”

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

	Number of
	Subscription	Subscription
	Rights	Price		Payment

Exercise of Subscription Rights	x	$1.95	=	$

Box 3. ☐ Payment in the following amount is enclosed $          .

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted:	$ _ _

Signature(s)

Please type or print name(s) below:

Date:          , 2007

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